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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2018, relating to the consolidated and combined financial statements and the related financial statement schedule of Venator Materials PLC and subsidiaries (which report expresses an unqualified opinion and includes an emphasis of matter paragraph relating to the allocations of direct and indirect corporate expenses from Huntsman Corporation prior to separation as described in Note 1) appearing in the Annual Report on Form 10-K of Venator Materials PLC for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
September 7, 2018

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM